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                                                                   Exhibit 10.33

                   Agreement in Support of Charter Obligations

      Agreement, dated as of January 29, 1999, between Nextel WIP Corp., a Delaware corporation ("NWIP"), and Nextel Partners, Inc., a Delaware corporation (the "Company").

      Whereas, concurrently herewith the parties are entering into a Shareholders' Agreement, dated as of the date hereof (the "Shareholders' Agreement"), with the shareholders of The Company named therein, pursuant to which NWIP has certain rights and obligations, under the circumstances specified therein and subject to the terms and conditions thereof, to purchase all of the outstanding capital stock of The Company not held by the Nextel Shareholders (as defined in the Shareholders' Agreement);

      Whereas, concurrently herewith The Company is filing with the office of the Secretary of State of Delaware a Restated Certificate of Incorporation (the "Restated Certificate") pursuant to which, after an initial public offering of the Company's common stock, NWIP has certain rights and obligations, under the circumstances specified therein and subject to the terms and conditions thereof, to purchase, or to fund the redemption by The Company of, all of the outstanding capital stock of The Company not held by the Nextel Shareholders;

      Whereas, The Company has certain obligations under the Shareholders' Agreement and the Restated Certificate to facilitate NWIP's exercise and performance of its rights and obligations thereunder;

      Now, therefore, in consideration of the mutual promises herein set forth, the parties hereby agree as follows:

            1. Agreement.

            (a) NWIP acknowledges that it has reviewed the Restated Certificate and that it will timely perform its obligations thereunder, including, subject to the terms and conditions thereof, the obligation in certain circumstances to purchase, or fund the redemption by the Company of, all of the outstanding capital stock of the Company not held by the Nextel Shareholders. The Company acknowledges that NWIP has certain rights set forth in the Restated Certificate, including the right to exercise the NWIP Call Right (as defined therein).

            (b) Each of NWIP and the Company agrees to be bound by the provisions of the Restated Certificate and to take such actions as are reasonably necessary to facilitate and consummate the transactions and procedures contemplated thereby.

            2. Transfers. NWIP agrees that it will not assign its rights under
Article V of the Restated Charter unless the assignee shall have agreed in writing to be bound by the terms of this Agreement; provided, that NWIP will not assign its rights under Article V of the Restated Certificate

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other than to a wholly owned Subsidiary (as defined therein) of Nextel
Communications, Inc., ("Nextel") without the prior written consent of the Company; provided, further, that NWIP will remain primarily liable for its obligations hereunder notwithstanding any such assignment.

            3. Miscellaneous.

            (a) Amendments. This Agreement may be amended only by a writing executed by the parties.

            (b) Entire Agreement. This Agreement and the other Transaction Documents (as defined in the Shareholders' Agreement) set forth the entire understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties, including but not limited to the Memorandum of Agreement, dated as of May 1, 1998, among Wireless Investment Partners, L.L.C., NWIP and Nextel, as amended.

            (c) Notices. Any notice, request or other communication required or permitted hereunder must be in writing and is given: (a) when received if personally delivered; (b) 12 hours after being sent by telecopy, with confirmed answerback; or (c) 1 business day after being sent by priority delivery by established overnight courier, to the parties at their respective addresses set forth below.

      To NWIP:         Nextel WIP Corp.
                       1505 Farm Credit Drive
                       McLean, VA 22102
                       Attention: General Counsel
                       Telecopy: (703) 394-3 896

      With a copy to:  Jones, Day, Reavis & Pogue
                       North Point
                       901 Lakeside Avenue
                       Cleveland, OH 44114
                       Attention: Jeanne M. Rickert
                       Telecopy: (216) 579-0212

      To the Company:  Nextel Partners Operating Corp.
                       4500 Carillon Point
                       Kirkland, WA 98033
                       Attention: General Counsel
                       Telecopy: (425) 828-8098

      With a copy to:  Friedman Kaplan & Seiler LLP
                       875 Third Avenue


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                       New York, NY 10022
                       Attention: Gary D. Friedman
                       Telecopy: (212) 355-6401

Either party by written notice to the other given in accordance with this
Section 3(c) may change the address or the persons to whom notices or copies thereof are to be directed.

            (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

            (e) Waiver. Except as otherwise provided in this Agreement, any party may waive, in writing, compliance by the other parties thereto (to the extent such compliance is for the benefit of the party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement (except as may be imposed by law). Any waiver by any party of any violation of, breach of, or default under, any provision of any of this Agreement, by any other party will not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach or default under, any other provision of this Agreement.

            (f) Third Parties. Nothing expressed or implied in this Agreement is intended, or may be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies hereunder.

            (g) Severability. If any provision of this Agreement or the application of such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. The parties will, to the extent lawful and practicable, use their best reasonable efforts to enter into arrangements to reinstate the intended benefits of any provision held invalid, illegal or unenforceable.

            (h) Choice of Law. This Agreement shall be governed by New York law, without regard to choice of law rules that would result in the application of another state's law.

            (i) Construction. Words used in this Agreement regardless of the number or gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. The parties hereto have participated equally in the drafting of this Agreement and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provision of this Agreement. The headings in this Agreement are solely for convenience of reference and are not to be given any effect in the construction or interpretation of this Agreement.


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      In Witness Whereof, the parties have executed this Agreement as of the date first above written.


                                              NEXTEL WIP CORP.

                                              /s/ Alan Strauss
                                              ----------------------------------
                                              Name:  ALAN STRAUSS
                                              Title: VICE PRESIDENT


                                              NEXTEL PARTNERS, INC.

                                              /s/ John D. Thompson
                                              ----------------------------------
                                              Name:  John D. Thompson
                                              Title: Chief Financial Officer
                                                         and Treasurer


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